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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the EZCORP, Inc. 1998 Incentive Plan of our report dated November 5, 2002, with respect to the consolidated financial statements and schedule of EZCORP, Inc. and its subsidiaries included in its Annual Report (Form 10-K) for the year ended September 30, 2002 filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLP





Austin, Texas
September 10, 2003